Exhibit 23.3
CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the following Registration Statements:
(1) Registration Statement on Form S-3 No. 333-146300 of Energy Transfer Equity, L.P.
(2) Registration Statement on Form S-8 No. 333-146298 pertaining to the Long-Term Incentive Plan of Energy Transfer Equity, L.P.
of our report dated February 28, 2015 (except for Note 2, as to which the date is April 30, 2015), with respect to the consolidated financial statements of Susser Holdings Corporation (not presented separately herein), included in this Current Report on Form 8-K of Energy Transfer Equity, L.P.
/s/Ernst & Young LLP
Houston, Texas
February 3, 2017